FLEX LTD.

ATTN: INVESTOR RELATIONS DEPT.

12455G RESEARCH BLVD

AUSTIN, TX 78759

Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25209-S76193      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLEX LTD.

The Board of Directors recommends you vote FOR the following proposal (the “Proposal”) which will be proposed as a Special Resolution:	For	Against	Abstain

To approve the proposed court-approved capital reduction to be carried out by Flex pursuant to Section 78G of the Singapore Companies Act 1967, in order to effect the distribution in specie of all of the shares of common stock, par value $0.001 per share, of Yuma, Inc. to Flex shareholders on a pro rata basis based on the number of Flex ordinary shares held by each Flex shareholder.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Shareholder Letter and Proxy Statement (pertaining to the Extraordinary General Meeting) are available at www.proxyvote.com.

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V25210-S76193

FLEX LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 199002645H)

This Proxy is Solicited on behalf of the Board of Directors

Extraordinary General Meeting

The undersigned being a member of Flex Ltd. (the “Company”) hereby appoints Paul R. Lundstrom, or failing whom, Scott Offer, or failing whom the Chairman of the Extraordinary General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of the Company owned by the undersigned, at the Extraordinary General Meeting of the Company to be held on November 20, 2023, at 8:00 a.m. Pacific time or at any adjournment thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the Extraordinary General Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” the Proposal and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the Extraordinary General Meeting.

If you wish to appoint a person other than the named individuals as proxy, please either (a) submit your proxy appointment through the Internet at www.proxyvote.com or (b) cross out the individual(s) named above and insert the name, address and email address of the individual(s) being authorized.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side